Exhibit 99.1

NEWS RELEASE July 28, 2006

Media Contact:
Scott Blevins, Overstock.com, Inc.
+1 (801) 947-3133
sblevins@overstock.com

Investor Contact:
Kevin Moon, Overstock.com, Inc.
+1 (801) 947-3282
kmoon@overstock.com

Overstock.com Reports Second Quarter 2006 Financial Results

SALT LAKE CITY — Overstock.com, Inc. (NASDAQ: OSTK; www.overstock.com) today reported financial results for its second quarter ended June 30, 2006.

•      Q2 Total revenue: $160.0 million, up 6% versus 2005

•      Q2 Gross profits: $23.0 million, up 1% versus 2005

•      Q2 Gross margins: 14.4% compared to 15.1% in 2005

•      Q2 Net loss: $(15.7) million or $(0.78) loss per share

Still chopping wood, still carrying water.

Dear Owners,

Q2 financial results came in where I expected.  At the start of the year I said we would slow growth so we could focus on improving internal processes, then re-accelerate into the fourth quarter: this work has proceeded at a slightly faster pace than I had expected.

Operations Update

Order Flow Management and Customer Care — For six months we have focused on fixing any issues in the order flow process.  The process is now far better than it was under our old systems.  These improvements are already showing up in our customer satisfaction scores, which have rebounded to extremely high levels (that is, where they were before the system changeover last year).   Our new RightNow customer care application goes

live next week: it is an incredible step up from the homegrown solution on which we survived for six years, and will provide tools to track and resolve customer issues: this should further increase customer satisfaction and reduce customer care costs.

Fulfillment Center Build-out — We completed construction (at $1.5 million, a bit below budget) of a new three-level, 75,000 square-foot mezzanine in our fulfillment center in Salt Lake City.  We should immediately see some improvement in picking efficiency, but the real payoff will come in Q4 and beyond.  A latent benefit of the new mezzanine is that it increases warehouse capacity, delaying the need to lease additional space.

Returns — We continue to wring out inefficiencies from the returns process.  In addition, we’re automating more of the process, making it easier for customers to return items on their own.  Because the returns process has consistently been the biggest source of customer complaints, this should improve the customer experience.

Expense Management — We are showing good discipline in managing operating expenses.  Sales & marketing spend is down this year on both an absolute and relative basis, though I expect to see it ramp in Q3 and Q4 as we reaccelerate growth.  While technology and other g&a expenses will outpace our revenue growth this year, I expect these to flatten going forward.

Cash — In May, we raised $25 million by selling common stock, and we liquidated our $50 million of foreign bonds.  We’ve also continued to reduce our overall and prepaid inventory (albeit at a slightly slower pace than I would have liked), resulting in some drag on gross margins that will continue through the end of 2006.  With our Q2 cash raising efforts and our existing inventory line, I’m comfortable with our current cash position through the year.

IT Systems Update

Shopping Database — We completed the shopping database roll-over from Oracle 9i to Oracle 10g. This 10g is an all-around great product: it is robust, easy to administer, has a great cost-based optimizer, and offers fast recovery when a node goes down.

ERP System — The Oracle ERP system is functioning as intended.  The vast majority of the issues we had with the ERP implementation have been resolved, and with a theoretical capacity of 12-15 times last year’s Q4, the system has ample capacity to carry us through many holiday seasons.

Data Warehouse — The Teradata Enterprise Data Warehouse (EDW) is giving us incredibly granular data. The EDW has been instrumental in several strategic projects we have undertaken this year, including improvements in pricing and inventory management, and is critical to the personalization engine we are building.  I believe that the EDW will allow us to manage inventory and pricing better than we ever have, which should result in improvements in inventory turns and gross margins over time.   The EDW is the foundation for our work on personalization, though this has continued to lag behind schedule.

Management Changes

The old-timers here will remember Jason Lindsey as the conservative yin to my yang. Jason was the CFO in the early years of the company, then became president briefly before retiring for a health reason. He is back as president and is contributing enormously, taking line responsibility for the entire buying team as well.

Jason’s return has allowed me to take over Internal Marketing. This job encompasses website design and function, personalization of the website, and email marketing (which is becoming increasingly personalized).  I will focus on completing the development of orderly testing and personalization, the foundations for which Holly so ably built. I am excited to have a real job again.

We lost two members of our management team.  Kamille Twomey, who ran merchandising, decided to go to business school and Holly MacDonald-Korth, who ran Internal Marketing, has also decided to leave the company (though she may do some consulting work for us on several projects before returning to her family’s business). Both of these women have left their marks on the company and earned my deep gratitude. We will all miss them. While I am at it, I shall forewarn that Tad Martin, who oversees project management, recently married.  He and his wife are planning to live on the East Coast and so Tad will be leaving the company before the end of 2006.

Ralph Mondeaux and Dan Lee have taken over merchandising, and report to Jason Lindsey.  Ralph came to Overstock.com from Baker & Taylor and has done a superb job running our Books, Music, Movies & Games department for the last year.  Dan has been our Corporate Controller for the past three years.

In summary, as I said at the beginning of the year, our financial results for the first few quarters of 2006 will suffer from the large 2005 investments in the business, and the technology debacle they caused. However, by the end of Q3, we will have completed building a solid infrastructure throughout the company.  For that reason, I believe that the internal health of the business has never been better.

I look forward to discussing these developments on our call. Until then, I remain,

Your humble servant,

Patrick

PS If you have any questions, please feel free to email them to Kevin Moon at kmoon@overstock.com before the conference call, so we may address them.

Note to investors

In May the Board of Directors approved the implementation of the Direct Registration System (DRS) to provide the company’s shareholders an alternative to holding paper certificates. (For a brief description of DRS and how it compares to holding physical certificates or holding stock in “street name” through a broker, please visit the SEC’s website via the following link: http://www.sec.gov/investor/pubs/holdsec.htm). Like those who hold physical certificates, shareholders in DRS are registered on the company’s books and those shares cannot be lent for short selling. There are advantages to DRS over paper certificates, namely, the shares are transferred electronically between the transfer agent and the shareholder’s broker, which results in much more timely transactions, and the risk of loss, damage or theft is eliminated. The company has considered this matter carefully, and believes it is in the best interest of its stockholders to permit them to choose to hold uncertificated shares through DRS should they desire to do so. It is important to note that DRS does not replace shareholder’s ability to obtain physical certificates if they prefer. For additional questions regarding DRS, please contact our transfer agent, Computershare, at (781) 575-2879.

Key financial and operating metrics

Total revenue—Overstock.com reported total revenue for the three months ended June 30, 2006 of $160.0 million, a 6% increase from the $150.6 million reported in 2005.  For the six months ended June 30, 2006, total revenue was $340.2 million, a 7% increase from the $316.5 million in 2005.

Gross profit and gross margins—Gross profit for the three months ended June 30, 2006 was $23.0 million (14.4% margins), a 1% increase from the $22.7 million (15.1%

margins) reported in 2005.  For the six months ended June 30, 2006, gross profits were $48.2 million, a 1% increase from the $47.5 million in 2005.

Net loss—Net loss for the three months ended June 30, 2006, was $15.7 million, or $0.78 loss per share, compared to $1.9 million, or $0.10 loss per share in 2005.  For the six months ended June 30, 2006, net loss totaled $31.6 million, or $1.60 loss per share, compared to $6.2 million, or $0.32 loss per share in 2005.

Overstock.com had cash and marketable securities of $45.7 million and working capital of $78.5 million on June 30, 2006.

Gross bookings (excluding auctions and travel)—Gross bookings for the three months ended June 30, 2006 totaled $172.1 million, a 5% increase from the $163.8 million reported last year.  For the six months ended June 30, 2006, gross bookings totaled $373.0 million, a 7% increase from the $348.0 million in 2005.

# # #

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ National Market System and can be found online at http://www.overstock.com.

Overstock.com® is a registered trademark of Overstock.com, Inc.  All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding accelerated growth, continued improvement of customer satisfaction scores, go-live date of new customer care application and the positive effects of this application, increases in margins, improved picking efficiencies, need for additional warehouse space, ease of customer returns, expense management reductions, need for additional capital, ease of administering Oracle 10g, reduced website downtime, capacity of Oracle ERP, Tad Martin’s leaving the company’s employ, the focus of internal website marketing, completion of the company’s infrastructure, as well as all such other risks as identified in our Form 10-K for the year ended December 31, 2005, and all our subsequent filings with the Securities and Exchange Commission, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2005	2006	2005	2006

Revenue
Direct	$60,064	$68,770	$127,948	$148,480
Fulfillment partner	90,574	91,198	188,571	191,694
Total revenue	150,638	159,968	316,519	340,174

Cost of goods sold
Direct	51,567	61,473	109,829	132,176
Fulfillment partner	76,375	75,501	159,232	159,842
Total cost of goods sold	127,942	136,974	269,061	292,018
Gross profit	22,696	22,994	47,458	48,156

Operating expenses:
Sales and marketing	14,499	12,171	31,325	25,348
Technology	6,103	15,048	10,201	28,637
General and administrative	7,566	12,453	14,913	25,807
Total operating expenses	28,168	39,672	56,439	79,792
Operating income (loss)	(5,472)	(16,678)	(8,981)	(31,636)

Interest income	896	2,215	1,540	2,530
Interest expense	(1,517)	(1,275)	(2,962)	(2,542)
Other income (expense), net	4,170	(1)	4,170	(1)

Net income (loss)	(1,923)	(15,739)	(6,233)	(31,649)
Deemed dividend related to redeemable common stock	(47)	(33)	(93)	(66)

Net income (loss) attributable to common shares	$(1,970)	$(15,772)	$(6,326)	$(31,715)

Net income (loss) per share
- basic	$(0.10)	$(0.78)	$(0.32)	$(1.60)
- diluted	$(0.10)	$(0.78)	$(0.32)	$(1.60)
Weighted average common shares outstanding
- basic	19,709	20,159	19,785	19,774
- diluted	19,709	20,159	19,785	19,774

Other data:
Shopping bookings (in 000s)	$163,775	$172,091	$347,990	$372,991
Travel bookings (in 000s)	$2,759	$5,979	$4,408	$18,307
Auction gross merchandise volume (in 000s)	$7,362	$6,860	$12,964	$14,939
Average customer acquisition cost (shopping)	$22.10	$22.98	$20.63	$21.05
Average registrant acquisition cost (auctions)	$7.51	$2.06	$7.91	$2.54

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	December 31,	June 30,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$56,224	$45,665
Marketable securities	55,799	—

Cash, cash equivalents and marketable securities	112,023	45,665
Accounts receivable, net	11,695	9,838
Inventories, net	93,269	74,822
Prepaid inventory	9,633	3,247
Prepaid expenses	8,508	9,776

Total current assets	235,128	143,348
Restricted cash	253	—
Property and equipment, net	63,914	64,611
Goodwill	13,169	13,169
Other long-term assets, net	13,449	12,069

Total assets	$325,913	$233,197

Liabilities, Redeemable Securities and Stockholders’ Equity
Current liabilities:
Accounts payable	$101,436	$35,920
Accrued liabilities	46,847	23,504
Line of credit	—	—
Capital lease obligations, current	6,683	5,401

Total current liabilities	154,966	64,825
Capital lease obligations, non-current	3,058	3,964
Convertible senior notes	74,935	75,107

Total liabilities	232,959	143,896

Redeemable common stock	3,205	2,398

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	250,939	280,891
Accumulated deficit	(96,829)	(128,544)
Treasury stock	(65,325)	(65,251)
Accumulated other comprehensive gain (loss)	962	(195)

Total stockholders’ equity	89,749	86,903

Total liabilities, redeemable securities and stockholders’ equity	$325,913	$233,197

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended June 30,		Six months ended June 30,		Twelve months ended June 30,
	2005	2006	2005	2006	2005	2006

Cash flows from operating activities:
Net loss	$(1,923)	$(15,739)	$(6,233)	$(31,649)	$(6,339)	$(50,334)
Adjustments to reconcile net loss to cash provided by
(used in) operating activities
Depreciation and amortization	2,930	7,709	4,565	14,544	6,856	25,593
Realized (gain) loss from marketable securities	(25)	(1,868)	(26)	(2,085)	(28)	1,292
Loss on disposition of property and equipment	—	1	—	599	34	2,056
Stock-based compensation from stock options	53	1,088	73	2,046	175	2,045
Stock options issued to consultants for services	(15)	(9)	(415)	34	294	60
Issuance of common stock from treasury as compensation	60	105	311	612	311	744
Amortization of debt discount and deferred financing fees	116	139	423	278	570	475
Gain from retirement of convertible senior notes	(4,170)	—	(4,170)	—	(4,170)	(1,988)
Changes in operating assets and liabilities:
Accounts receivable, net	755	(1,572)	3	1,857	867	(3,255)
Inventories, net	(11,419)	6,529	(14,989)	18,447	(29,784)	(13,275)
Prepaid inventory	(503)	5,592	1,912	6,386	(5,756)	7,163
Prepaid expenses	1,666	716	(4,636)	(1,164)	(5,721)	(1,467)
Other long-term assets, net	603	(29)	(11)	18	415	(2,122)
Accounts payable	(374)	(1,181)	(24,574)	(65,516)	17,964	(4,487)
Accrued liabilities	2,148	(7,663)	2,494	(23,343)	15,500	(2,271)

Net cash provided by (used in) operating activities	(10,098)	(6,182)	(45,273)	(78,936)	(8,812)	(39,771)

Cash flows from investing activities:
(Increase) decrease in restricted cash	179	55	769	253	1,042	833
Investments in marketable securities	(36,047)	—	(161,991)	—	(242,626)	(23,552)
Sales of marketable securities	102,926	49,475	162,188	56,756	175,087	110,833
Expenditures for property and equipment	(11,246)	(5,366)	(24,276)	(12,211)	(31,411)	(32,675)
Acquisition of Ski West (net of cash acquired)	—	—	—	—	—	(24,620)
Other investments	—	—	—	(100)	—	(100)
Proceeds from the sale of property and equipment	—	1	—	1	20	2

Net cash provided by (used in) investing activities	55,812	44,165	(23,310)	44,699	(97,888)	30,721

Cash flows from financing activities:
Payments on capital lease obligations	(2,901)	(326)	(3,052)	(2,754)	(3,356)	(6,788)
Borrowings on line of credit	—	42,530	—	73,258	—	85,126
Payments on line of credit	—	(62,530)	—	(73,258)	(1,000)	(85,126)
Proceeds from the issuance of convertible senior notes	—	—	—	—	116,199	—
Payments to retire convertible senior notes	(27,935)	—	(27,935)	—	(27,935)	(7,735)
Payments of deferred financing fees	—	—	—	—	(301)	—
Proceeds from the issuance of common stock	—	25,000	—	25,000	75,207	25,000
Purchase of treasury stock	(24,133)	—	(24,133)	—	(24,133)	—
Purchased call options for purchase of treasury stock	—	—	(47,507)	—	(47,507)	—
Settlement of call options for cash	—	—	—	—	—	7,937
Exercise of stock options	3,002	434	3,908	1,461	5,237	4,868

Net provided by (used in) financing activities	(51,967)	5,108	(98,719)	23,707	92,411	23,282

Effect of exchange rate changes on cash	(8)	(44)	(26)	(29)	(9)	83

Net increase (decrease) in cash and cash equivalents	(6,261)	43,047	(167,328)	(10,559)	(14,298)	14,315
Cash and cash equivalents, beginning of period	37,611	2,618	198,678	56,224	45,648	31,350

Cash and cash equivalents, end of period	$31,350	$45,665	$31,350	$45,665	$31,350	$45,665